UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 22, 2013

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 22, 2013, ION Geophysical Corporation (the “Company”) held its Annual Meeting of Stockholders (the "Meeting") in Houston, Texas. Of the 157,512,832 shares of common stock outstanding and entitled to vote as of the record date, 148,535,330 shares (94.3%) were present or represented by proxy at the Meeting.  At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of David H. Barr, Franklin Myers and S. James Nelson, Jr. as directors to hold office until the 2016 Annual Meeting of Stockholders or until their successors are elected, (2) the Company’s 2013 Long-Term Incentive Plan, (3) the compensation of the Company’s executive officers and (4) the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In the non-binding advisory vote to approve the compensation of the Company’s executive officers, over 98% of the votes cast on the proposal voted to approve the compensation of the Company’s executive officers.

The results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For	Votes Withheld
1. Election of Directors for a Three-Year Term Expiring in 2016
David H. Barr	129,022,349	3,281,332
Franklin Myers	128,842,715	3,460,966
S. James Nelson, Jr.	128,914,681	3,389,000

	For	Against	Abstain	Broker Non- Votes
2. Vote to Approve 2013 LTIP	129,027,253	2,610,993	665,435	16,231,649
3. Advisory Vote to Approve Executive Compensation	129,855,628	1,745,416	702,637	16,231,649
4. Ratification of Ernst & Young LLP as Independent Registered Public Accountants	147,799,455	665,502	70,373	—

In addition, the terms of the following directors continued after the meeting:

James M. Lapeyre, Jr. (Chairman)
R. Brian Hanson
Hao Huimin
Michael C. Jennings
John N. Seitz

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013	ION GEOPHYSICAL CORPORATION
By: /s/ DAVID L. ROLAND David L. Roland Senior Vice President, General Counsel and Corporate Secretary

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